Exhibit 99.3

ALTERRA CAPITAL ANNOUNCES $0.14 DIVIDEND

HAMILTON, BERMUDA, November 1, 2011—Alterra Capital Holdings Limited (NASDAQ: ALTE; BSX: ALTE.BH) (“Alterra”) announced today that Alterra’s Board of Directors declared a dividend of $0.14 per share. The dividend is payable on November 29, 2011, to shareholders of record as of November 15, 2011.

Alterra Capital Holdings Limited is a global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers.

Contacts Susan Spivak Bernstein Senior Vice President susan.spivak@alterra-bm.com 1-212-898-6640	Peter Hill or Melissa Sheer Kekst and Company peter-hill@kekst.com melissa-sheer@kekst.com 1-212-521-4800